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Exhibit No. 4
Prestige Captial Corporation
Form 10-K
File No. 33-3583-S

                        PROMISSORY NOTE (Interest)

               July 21, 1989

The  undersigned, jointly and severally, promise to pay to  the  order  of

Southwick, Inc.

at    2007 Maple View Dr.  in  Bountiful  , Utah, or at such other place as

the  holder hereof may designate in writing, the sum of       TWENTY   FIVE

THOUSAND  AND N0/100 DOLLARS         dollars  ($ 25,000.00)  ,  payable  as

follows:

               ON DEMAND

together both before and after judgment, with interest on the unpaid balance thereof from date until paid at the rate of eight per cent (-8-%) per annum, interest payable as follows

               ON DUE DATE OF THIS NOTE

  Prepayment of this note with interest to date of payment may be made  at any time without penalty.


  If the holder deems itself insecure or if default be made in payment of the whole or any part of any installment at the time when or the place where the same becomes due and payable as aforesaid, then the entire unpaid balance, with interest as aforesaid, shall, at the election of the holder hereof and without notice of said election at once become due and payable. In event of any such default or acceleration, the undersigned, jointly and severally, agree to pay to the holder hereof reasonable attorney's fees, legal expenses and lawful collection costs in addition to all other sums due hereunder.

  Presentment, demand, protest, notice of dishonor and extension of time without notice are hereby waived and the undersigned consent to the release of any security, or any part thereof, with or without substitution.

                                HOOD VENTURES, INC.

Address:                        By:  /s/ G.R. Horton
                                Its VICE PRESIDENT


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